Exhibit 4.2

EXECUTION COPY

UBIQUITI NETWORKS, INC.

REGISTRATION AGREEMENT

THIS REGISTRATION AGREEMENT (this “Agreement”) is made and entered into as of March 2, 2010, by and among Ubiquiti Networks, Inc., a California corporation (the “Company”), the Persons listed on the Schedule of Investors attached hereto (collectively referred to herein as the “Investors” and individually as an “Investor”) and the Persons listed on the Schedule of Other Shareholders attached hereto (collectively referred to herein as the “Other Shareholders” and individually as an “Other Shareholder”). The Company, the Investors and the Other Shareholders are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in Section 11.

WHEREAS, the Parties are among the parties to a Stock Purchase and Recapitalization Agreement, dated as of March 2, 2010 (the “Recapitalization Agreement”), pursuant to which, among other things, the Investors shall purchase shares of Series A Convertible Preferred Stock of the Company;

WHEREAS, in order to induce the Investors to enter into the Recapitalization Agreement and to consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement; and

WHEREAS, this Agreement is required to be executed and delivered at or prior to the closing of the transactions contemplated by the Recapitalization Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Demand Registrations

1A. Requests for Registration. Subject to the terms and conditions of this Agreement, at any time and from time to time following the earlier of the date on which the Company completes an initial public offering of its Common Stock under the Securities Act (an “Initial Public Offering”) and the date five (5) years after the date hereof, the holders of a majority of the Investor Registrable Securities then outstanding may (i) request registration under the Securities Act of all or any portion of their Investor Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”) in accordance with Section 1B or (ii) if available, request registration under the Securities Act of all or any portion of their Investor Registrable Securities on Form S-3 (including a Shelf Registration (as defined below)) or any similar short-form registration (“Short-Form Registrations”) in accordance with Section 1C. All registrations requested pursuant to this Section 1A by the holders of Registrable Securities are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Investor Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method of distribution. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of Section 1D, shall include in such registration (and in all related registrations and qualifications under state blue sky laws and in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice.

1B. Long-Form Registrations. The holders of a majority of the Investor Registrable Securities then outstanding shall be entitled to two (2) Long-Form Registrations; provided that the aggregate offering value of the Investor Registrable Securities requested to be registered in any Long-Form Registration must be at least $25,000,000. The Company shall pay all Registration Expenses with respect to Long-Form Registrations. A registration shall not count against the total number of Long-Form Registrations provided for in this Section 1B until it has become effective and, in the case of the final Long-Form Registration provided for in this Section 1B, unless the holders of Investor Registrable Securities are able to register and sell at least eighty percent (80%) of the Investor Registrable Securities requested to be included in such registration; provided that the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration counts against the total number of Long-Form Registrations provided for in this Section 1B; provided, however, that the Company shall not be required to pay for any Registration Expenses of any Long-Form Registrations if (i) the registration request is subsequently withdrawn at the request of the holders of a majority of the Investor Registrable Securities to be registered for reasons other than an adverse change in financial market conditions affecting the offering or any information relating to the Company or its Subsidiaries or (ii) the minimum offering conditions set forth in this Section 1B are no longer satisfied because of the number of holders of Registrable Securities who have withdrawn from the offering, in each case unless the holders of a majority of the Investor Registrable Securities agree that such withdrawn registration request nonetheless counts against the total number of Long-Form Registrations provided for in this Section 1B; provided further, that, if the holders of a majority of the Investor Registrable Securities do not agree that such withdrawn registration request nonetheless counts against the total number of Long-Form Registrations provided for in this Section 1B, then all holders that have requested to have Registrable Securities included in such registration will pay all Registration Expenses incurred in connection therewith, pro rata based on the number of Registrable Securities requested by such holders to be included in such registration. All Long-Form Registrations shall be underwritten registrations unless otherwise approved by the holders of a majority of the Registrable Securities initially requesting registration.

1C. Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1B, the holders of a majority of the Investor Registrable Securities then outstanding shall be entitled to an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that the (i) aggregate offering value of the Investor Registrable Securities requested to be registered in any Short-Form Registration must be at least $5,000,000 and (ii) the Company shall not be required to effect more than two (2) Demand Registrations in any twelve (12) month period. The Company shall pay all Registration Expenses in connection with any registration initiated as a Short-Form Registration whether or not it has become effective and whether or not such registration counts against the number of Short-Form Registrations in any twelve (12) month period provided for in this Section 1C; provided, however, that the Company shall not be required to pay for any Registration Expenses of any Short-Form Registrations if (i) the registration request is subsequently withdrawn at the request of the holders of a majority of the Investor Registrable Securities to be registered for reasons other than an adverse change in financial market conditions affecting the offering or any information relating to the Company or its Subsidiaries or (ii) the minimum offering conditions set forth in this Section 1C are no longer satisfied because of the number of holders of Registrable Securities who have withdrawn, in each case unless the holders of a majority of the Investor Registrable Securities agree that such withdrawn registration request nonetheless counts against the number of Short-Form Registrations in any twelve (12) month period provided for in this Section 1C; provided further, that, if the holders of a majority of the Investor Registrable Securities do not agree that such withdrawn registration request nonetheless counts against such number of Short-Form Registrations provided for in this Section 1C, then all holders that have requested to have Registrable Securities included in such registration will pay all Registration Expenses incurred in connection therewith, pro rata based on the number of Registrable Securities requested by such holders to be included in such registration. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to use a Short-Form Registration. After the

Company has become subject to the reporting requirements of the Exchange Act, the Company shall use commercially reasonable efforts to make Short-Form Registrations available for the sale of Registrable Securities. If the holders of a majority of the Investor Registrable Securities initially requesting a Short-Form Registration request that such registration be filed pursuant to Rule 415 (a “Shelf Registration”), and if the Company is qualified to do so, then the Company shall use commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as reasonably practicable after the filing thereof. If for any reason the Company ceases to be a WKSI or becomes ineligible to utilize Form S-3, then the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) one or more registration statements on such form that is available for the sale of Registrable Securities. All Short-Form Registrations shall be underwritten registrations unless otherwise approved by the holders of a majority of the Investor Registrable Securities initially requesting registration.

1D. Priority on Demand Registrations. The Company shall not include in any Demand Registration that is an underwritten offering any securities that are held by an employee of the Company or any of its Subsidiaries or any Person controlled by any such employee without the prior written consent of the managing underwriters and shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities included in such registration. If a Demand Registration is an underwritten offering, and if the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Investor Registrable Securities initially requesting such Demand Registration, then the Company shall include in such registration only that number of securities which in the opinion of such underwriters can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering within such price range, with priority for inclusion to be determined as follows: (i) first, the Investor Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder, (ii) second, the number of Other Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of Other Registrable Securities owned by each such holder, and (iii) third, any other securities requested to be included in such registration, the inclusion of which the holders of a majority of the Investor Registrable Securities to be included in such registration have consented to in writing, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of such securities owned by each such holder.

1E. Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration sixty (60) days prior to the Company’s good faith estimate of the filing date of a registration statement on Form S-1 for its Initial Public Offering or within one hundred eighty (180) days after the effective date of the Company’s Initial Public Offering, or within one hundred eighty (180) days after the effective date of a previous Long-Form Registration. The Company may postpone for up to one hundred twenty (120) days the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s board of directors reasonably determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any material financing, sale, acquisition of assets (other than in the ordinary course of business) or securities, or any material recapitalization, merger, consolidation, tender offer, reorganization or similar material transaction; provided that in such event, the holders of Investor Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request; provided further that, if a request for a

Long-Form Registration is so withdrawn, such Demand Registration shall not count against the total number of Long-Form Registrations provided for in Section 1B, and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any consecutive twelve (12) month period.

1F. Selection of Underwriters. The Company shall have the right to select the investment banker(s) and manager(s) to administer the Company’s Initial Public Offering; provided that such selection is approved by the Company’s board of directors (including at least one Investor Director). If any Demand Registration (other than the Company’s Initial Public Offering) is an underwritten offering, then the Company shall have the right to select the investment banker(s) and manager(s) to administer such offering, subject to the approval of the holders of a majority of the Investor Registrable Securities initially requesting such Demand Registration, which shall not be unreasonably withheld, conditioned or delayed.

1G. Other Registration Rights. The Company represents and warrants that neither it nor any of its Subsidiaries is a party to, or otherwise bound by, any other agreement granting registration rights to any other Person with respect to any securities of the Company or any of its Subsidiaries. Except as provided to the holders of Registrable Securities in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities then outstanding; provided that the Company may grant rights to participate in any Piggyback Registrations so long as such rights are subordinate in priority to the rights of the holders of Registrable Securities with respect to Piggyback Registrations, as provided in Section 2C and Section 2D, and not otherwise inconsistent with the terms and conditions hereof.

Section 2. Piggyback Registrations.

2A. Right to Piggyback. Whenever the Company proposes to register any of its securities for sale for cash under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-8 or any successor form) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 2C and Section 2D, shall include in such registration (and in all related registrations or qualifications under blue sky laws and in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice; provided that the Company shall not include in any Piggyback Registration that is an underwritten offering any securities that are held by an employee of the Company or any of its Subsidiaries or any Person controlled by any such employee without the prior written consent of the managing underwriters.

2B. Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration has become effective.

2C. Priority on Primary Piggyback Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in an orderly manner in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company shall include in such registration only that number of securities which in the opinion of the underwriters can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering at such price and with such timing or method of distribution, with priority for inclusion to be determined as follows: (i) first, the securities the Company proposes to sell, (ii) second, any Investor Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities owned by each such holder, (iii) third, any Other Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of Other Registrable Securities owned by each such holder, and (iii) fourth, any other securities requested to be included in such registration, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of such securities owned by each such holder.

2D. Priority on Secondary Piggyback Registration. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than holders of Registrable Securities, and if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in an orderly manner in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company shall include in such registration only that number of securities which in the opinion of the underwriters can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering at such price and with such timing or method of distribution, with the priority for inclusion to be determined as follows: (i) first, the Investor Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (ii) second, any Other Registrable Securities and any other securities requested to be included in such registration, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of such securities owned by each such holder.

2E. Selection of Underwriters. If any Piggyback Registration is an underwritten offering, then the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Investor Registrable Securities requested to be included in such Piggyback Registration and the holders of a majority of the Other Registrable Securities requested to be included in such Piggyback Registration, such approval not to be unreasonably withheld, conditioned or delayed.

Section 3. Holdback Agreements.

3A. No holder of Registrable Securities shall (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities (including equity securities of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Commission) (collectively, “Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, in any such case during the seven (7) days prior to and the one hundred eighty (180) day period beginning on the effective date of the Company’s Initial Public Offering (the “IPO Holdback Period”), except as part of such Initial Public Offering, unless the underwriters managing the Initial Public Offering otherwise agree in writing. In connection with all underwritten Demand Registrations and underwritten Piggyback Registrations other than the Company’s Initial Public Offering, if the holders of Investor Registrable Securities execute a lock-up agreement providing for comparable restrictions (it being understood the holders of Investor Registrable Securities shall have no obligation to do so), then no holder of Other Registrable Securities shall effect any Sale Transaction during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of such underwritten registration (the “Following Holdback Period”), except as part of such underwritten registration, unless the underwriters managing such registered public offering otherwise agree in writing. If requested by the managing underwriters, then each holder of Registrable Securities agrees to execute customary lock-up agreements consistent with the applicable foregoing obligations with the managing underwriter(s) of an underwritten offering with a duration not to exceed the IPO Holdback Period or the Following Holdback Period, as applicable. Notwithstanding the foregoing, this Section 3A shall not be applicable to or otherwise be binding on the holders of Investor Registrable Securities unless the Company complies with its obligations under Section 3B in connection with any such offering. If (X) the Company issues an earnings release or discloses other material information or a material event relating to the Company occurs during the last seventeen (17) days of the IPO Holdback Period or any Following Holdback Period (as applicable) or (Y) prior to the expiration of the IPO Holdback Period or a Following Holdback Period (as applicable), the Company announces that it will release earnings results during the sixteen (16) day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with FINRA Rule 2711(f)(4) (or any successor thereto) the IPO Holdback Period or a Following Holdback Period (as applicable) will be extended until eighteen (18) days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”). The Company may impose stop-transfer instructions with respect to the shares of its common stock (or other securities) subject to the foregoing restriction during any IPO Holdback Period, any Following Holdback Period or any period of Holdback Extension.

3B. The Company (i) shall not file any registration statement for any public sale or distribution of its Securities, or cause any such registration statement to become effective, or effect any Sale Transaction, during the IPO Holdback Period, any Following Holdback Period or any period of Holdback Extension (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), and (ii) shall cause each of its executive officers and directors (other than the Investor Directors) and holders (other than the holders of Registrable Securities) of at least 2% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for or having residual economic rights comparable to its Common Stock (other than holders that purchased shares solely in a registered public offering or in the public markets), to agree not to effect any Sale Transaction during such periods (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing.

3C. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or Section 2, and if such previous registration has not been withdrawn or abandoned, then the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.

Section 4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities hereunder in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

4A. in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the holders of a majority of the Investor Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and reasonable comment of such counsel);

4B. notify each holder of Registrable Securities of (i) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each registration statement filed hereunder;

4C. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement or, in the case of a Shelf Registration, if earlier, the date as of which all of the Investor Registrable Securities included in such registration are able to be sold within a ninety (90) day period in compliance with Rule 144 (but in any event not before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of securities thereunder by any underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

4D. furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

4E. use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4E, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

4F. promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

4G. prepare and file promptly with the Commission, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, if any such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

4H. cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

4I. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

4J. enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Investor Registrable Securities included in such registration, the holders of a majority of the Other Registrable Securities included in such registration or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, combination of shares, recapitalization or reorganization and preparing for and participating in such number of “road shows,” investor presentations and marketing events as the underwriters managing such offering may reasonably request);

4K. make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

4L. take all reasonable actions to ensure that any Free-Writing Prospectus prepared by or on behalf of the Company in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

4M. otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

4N. permit any holder of Registrable Securities which holder, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

4O. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

4P. cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

4Q. cooperate with each holder of Registrable Securities covered by the registration statement and the managing underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriters, or agents, if any, or such holder may request;

4R. cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

4S. obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Investor Registrable Securities included in such registration reasonably request; and

4T. if requested by the holders of a majority of the Investor Registrable Securities included in such registration or required by the underwriters managing such offering, provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the holders of Registrable Securities.

Section 5. Certain Obligations of Holders of Registrable Securities. Each holder of Registrable Securities that sells such securities pursuant to a registration under this Agreement agrees as follows:

5A. Such holder (if such holder is an employee or independent contractor of the Company or any of its Affiliates) shall cooperate with the Company (as reasonably requested by the Company) in connection with the preparation of the registration statement, and, for so long as the Company is obligated to file and keep effective such registration statement, each holder of Registrable Securities that is participating in such registration shall provide to the Company, in writing, for use in the applicable registration statement, all such information regarding such holder and its plan of distribution of such securities as may be reasonably necessary to enable the Company to prepare the registration statement and prospectus covering such securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

5B. During such time as a holder of Registrable Securities may be engaged in a distribution of such securities, such holder shall distribute such securities under the registration statement solely in the manner described in the registration statement.

5C. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4F, shall immediately discontinue the disposition of its securities of the Company pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4F. In the event the Company has given any such notice, the applicable time period set forth in Section 4C during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 5C to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4F.

Section 6. Registration Expenses.

6A. All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, filing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement, and the Company also shall pay all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Notwithstanding anything to the contrary contained herein, each seller of securities pursuant to a registration under this Agreement shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such seller’s account.

6B. In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Investor Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Investor Registrable Securities requesting inclusion in such registration.

6C. To the extent any expenses relating to a registration hereunder are not required to be paid by the Company, each holder of securities included (or requested to be included) in any registration hereunder shall pay those expenses allocable to the registration (or proposed registration) of such holder’s securities so included (or requested to be included), and any expenses not so allocable shall be borne by all sellers of securities requested to be included in such registration in proportion to the aggregate selling price of the securities to be so registered.

Section 7. Indemnification.

7A. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, members, managers, partners, agents, affiliates and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers, directors, members, managers, partners, agents, affiliates and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities (or to such lesser extent that may be agreed to between the underwriters and the Company).

7B. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company and the managing underwriter in writing such information and affidavits as the Company or the managing underwriter reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided that, in the event that a court of competent jurisdiction decides against any such allegations of untrue statements or omissions of a material fact, such holders shall be reimbursed for any amounts previously paid hereunder with respect to such allegations; provided further that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

7C. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration by such conflicting indemnified parties, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7D. Each Party agrees that, if for any reason the indemnification provisions contemplated by Section 7A or Section 7B are unavailable to or insufficient to hold harmless an indemnified party in respect of or is otherwise unenforceable with respect to any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 7D were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7D. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 7C, defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 7D to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited for each seller to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

7E. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification and contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each holder of Registrable Securities also agrees to make such provisions, as are reasonable requested by any indemnified party, for contribution to such indemnified party in the event such Person’s indemnification is unavailable for any reason.

7F. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liability in respect to such claim or litigation.

Section 8. Participation in Underwritten Registrations . No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters, provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise specifically provided in Section 7, or to agree to any lock-up or holdback restrictions, except as otherwise specifically provided in Section 3A.

Section 9. Other Agreements . At all times after the Company has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall use commercially reasonable efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Investors may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (i) Rule 144 or any similar rule or regulation hereafter adopted by the Commission or (ii) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon reasonable request, the Company shall deliver to the Investors a written statement as to whether it has complied with such requirements. The Company shall at all times after it has consummated an Initial Public Offering use commercially reasonable efforts to cause the securities so registered to be listed on one or more of the New York Stock Exchange, the American Stock Exchange and/or the NASDAQ Stock Market.

Section 10. Subsidiary Public Offering . If, after an Initial Public Offering of the capital stock or other equity securities of one of its subsidiaries, the Company distributes securities of such subsidiary to its equity holders, then the rights of holders hereunder and the obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such subsidiary, and the Company shall cause such subsidiary to comply with such subsidiary’s obligations under this Agreement.

Section 11. Definitions

“Common Stock” means the Company’s common stock, no par value per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time-to-time thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Investor Directors” has the meaning set forth in that certain Shareholders Agreement, dated as of the date hereof, by and among the Parties and the other parties named therein.

“Investor Registrable Securities” means (i) the Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock issued to the Investors pursuant to the Recapitalization Agreement or upon exercise of a Warrant issued pursuant to the Recapitalization Agreement, (ii) any other securities issued or issuable directly or indirectly with respect to the securities described in clause (i) of this definition by way of a stock dividend, stock distribution or stock split or in connection with an exchange or a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization, and (iii) any other securities of the Company held at any time by Persons holding securities described in clause (i) or (ii) of this definition. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) or repurchased by the Company or any Subsidiary. As to any particular Investor Registrable Securities held by any Investor, such securities shall also cease to be Investor Registrable Securities when they have been distributed by such Investor following the consummation of the Company’s Initial Public Offering to any of its direct or indirect partners or members or their affiliates. For purposes of this Agreement, a Person shall be deemed to be a holder of Investor Registrable Securities and such Investor Registrable Securities shall be deemed to be in existence whenever such Person has the right to acquire, directly or indirectly, such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Investor Registrable Securities hereunder.

“Other Registrable Securities” means (i) the Common Stock held by any Other Shareholder, and (ii) any other Common Stock issued or issuable directly or indirectly with respect to the securities described in clause (i) of this definition by way of a stock dividend, stock distribution or stock split or in connection with an exchange or a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) or repurchased by the Company or any Subsidiary. As to any particular Other Registrable Securities held by any Other Shareholder, such securities shall also cease to be Other Registrable Securities when they have been distributed by such Other Shareholder following the consummation of the Company’s Initial Public Offering to any of its direct or indirect partners or members or their affiliates.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means, collectively, Investor Registrable Securities and Other Registrable Securities.

“Rule 144”, “Rule 158”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time-to-time thereunder.

“Series A Convertible Preferred Stock” means the Company’s Series A convertible preferred stock, no par value per share.

“Subsidiaries” has the meaning set forth in that certain Shareholders Agreement, dated as of the date hereof, by and among the Parties and the other parties named therein.

“WKSI” means a well-known seasoned issuer, as defined under Rule 405.

Section 12. Miscellaneous.

12A. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

12B. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any Party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

12C. Amendments and Waivers. This Agreement may be amended, or any provision of this Agreement may be waived, only upon the prior written consent of the Company and the holders of a majority of the Investor Registrable Securities; provided that to the extent any such amendment or waiver materially and adversely affects the specific rights of the holders of Other Registrable Securities in a manner differently than the holders of Investor Registrable Securities, such amendment or waiver shall not be binding on the holders of Other Registrable Securities without the prior written consent of the holders of a majority of the Other Registrable Securities (but with it being understood that the addition of other Persons as parties hereto, including in the capacity as Other Shareholders, in no event shall require the consent of any holders of Other Registrable Securities). No course of dealing between or among the Parties (including the failure of any party to enforce any of the provisions of this Agreement) shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement, and the failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

12D. Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Company, without the prior written consent of the holders of a majority of the Investor Registrable Securities. Without limiting the foregoing, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Investor Registrable Securities or Other Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Investor Registrable Securities or (to the extent approved in writing by the Company) Other Registrable Securities.

12E. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only in such jurisdiction and to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement in such jurisdiction or any provisions of this Agreement in any other jurisdiction.

12F. Counterparts. This Agreement and any amendments hereto or thereto, to the extent signed and delivered in counterparts (any one of which need not contain the signatures of more than one Party, but all such counterparts together shall constitute one and the same Agreement ) by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original thereof and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or document was transmitted or communicated through the use of facsimile machine as a defense to the formation of a contract, and each such Party forever waives any such defense.

12G. Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word “including” herein shall mean “including without limitation.” Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate.

12H. Entire Agreement. This Agreement contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

12I. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

12J. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) provided that confirmation of delivery is received, (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile (provided that a confirmation copy is sent via reputable overnight courier service for delivery within two (2) business days thereafter), or (iv) five (5) business days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the Investors at the addresses set forth on the Schedule of Investors, to the Other Shareholders at the addresses set forth on the Schedule of Other Shareholders and to the Company at the address indicated below or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

Notices to the Company:

Ubiquiti Networks, Inc.

91 East Tasman Drive

San Jose, CA 95134

Attention:         Chief Executive Officer

Telephone:       (408) 942-3085

Facsimile:          (408) 351-4973

12K. Rights Cumulative. The rights and remedies of each of the Parties under this Agreement shall be cumulative and not exclusive of any rights or remedies which a Party would otherwise have hereunder at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall not impair any such right or remedy or operate as a waiver of such right or remedy, and neither shall any single or partial exercise of any power or right preclude a Party’s other or further exercise thereof or the exercise of any other power or right.

12L. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Registration Agreement as of the date first written above.

COMPANY:

UBIQUITI NETWORKS, INC.

By:	/s/ Robert J. Pera
Robert J. Pera
Chief Executive Officer

INVESTORS:

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	/s/ C.J. Fitzgerald
Name: C.J. Fitzgerald
Title: Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-B, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	/s/ C.J. Fitzgerald
Name: C.J. Fitzgerald
Title: Member

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Registration Agreement as of the date first written above.

INVESTORS:

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ C.J. Fitzgerald
Name: C.J. Fitzgerald
Title: Member

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ C.J. Fitzgerald
Name: C.J. Fitzgerald
Title: Member

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Registration Agreement as of the date first written above.

OTHER SHAREHOLDERS:

/s/ Robert J. Pera Robert J. Pera

/s/ Robert Fitzgerald Robert Fitzgerald

/s/ Patrick G. Jabbaz Patrick G. Jabbaz

/s/ John Sanford John Sanford

CLEARVILLE LAND & TIMBER, LLC

By:	/s/ Robert Fitzgerald
Name:	Robert Fitzgerald
Its:	President

ASIAPACIFIC MATERIALS, LLC

By:	/s/ Robert Fitzgerald
Name:	Robert Fitzgerald
Its:	President

SCHEDULE OF INVESTORS

Summit Partners Private Equity Fund VII-A, L.P.

Summit Partners Private Equity Fund VII-B, L.P.

Summit Investors I, LLC

Summit Investors I (UK), L.P.

Notice Address:		with a copy to:

c/o Summit Partners, L.P.		Kirkland & Ellis LLP
499 Hamilton Avenue		300 North LaSalle Street
Palo Alto, CA 94301		Chicago, Illinois 60654
Attention:	C.J. Fitzgerald	Attention:	Ted H. Zook, P.C.
	Leonard Ferrington		Brian C. Van Klompenberg, P.C.
Telephone:	(650) 321-1166	Telephone:	(312) 862-2000
Facsimile:	(650) 321-1188	Facsimile:	(312) 862-2200

SCHEDULE OF OTHER SHAREHOLDERS

Robert J. Pera

Robert Fitzgerald.

Patrick G. Jabbaz

John Sanford

Kestutis Barkaushas

Xuelain Chi

John Lin

Ben Moore

Andrew Poon

Sergio Sanchez

Joe Teng

Notice Address:

c/o Ubiquiti Networks, Inc.

91 East Tasman Drive

San Jose, CA 95134

Attention:         Chief Executive Officer

Telephone:       (408) 942-3085

Facsimile:         (408) 351-4973